As filed with the Securities and Exchange Commission on October 24, 1996.
                                           Registration No. 333-_______________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                          First Colorado Bancorp, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Colorado                                       84-1320788
-------------------------------                         -------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

                          215 South Wadsworth Boulevard
                            Lakewood, Colorado 80226
                                 (303) 232-2121
                    (Address of principal executive offices)

                          First Colorado Bancorp, Inc.
                             1996 Stock Option Plan
                             ----------------------
                           (Full Title of the Plan)

                               Richard Fisch, Esq.
                      Malizia, Spidi, Sloane & Fisch, P.C.
                               1301 K Street, N.W.
                                 Suite 700 East
                             Washington, D.C. 20005
                                 (202) 434-4660
            (Name, address and telephone number of agent for service)

                             ----------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                                     Proposed
Title of                           Proposed          Maximum          Amount of
Securities to    Amount to      Maximum Offering    Aggregate       Registration
be Registered  be Registered    Price Per Share  Offering Price (2)    Fee (2)
-------------  -------------    ---------------  ------------------    -------

Common Stock
$.10 par value  1,340,379(1)         $ (2)         $18,212,295        $5,518.88
================================================================================

(1) The maximum number of shares of common stock issuable upon exercise of options granted or to be granted under the First Colorado Bancorp, Inc. 1996 Stock Option Plan consists of 1,340,379 shares which are being registered under this Registration Statement and for which a registration fee is being paid.

(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. A total of 1,340,379 shares are being registered hereby, of which 1,319,000 shares are under option at an exercise price of $13.5625 per share ($17,888,937 in the aggregate). The remainder of such shares, which are not presently subject to options (21,379), are being registered based upon the mean between the last bid and ask price of the common stock of First Colorado Bancorp, Inc. as reported at the close on the Nasdaq National Market System on October 18, 1996, of $15.125 per share ($323,358 in the aggregate) for a total offering of $18,212,295.

      Under Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the Commission.

** THIS DOCUMENT CONSTITUTES THE PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.**

PROSPECTUS
----------

                                1,340,379 Shares
                                ----------------

                          FIRST COLORADO BANCORP, INC.
                                  COMMON STOCK
                           (Par Value $.10 Per Share)

                                ----------------

                          FIRST COLORADO BANCORP, INC.
                             1996 STOCK OPTION PLAN

                                ----------------

      This Prospectus relates to 1,340,379 shares of common stock, par value $.10 per share (the "Common Stock"), of First Colorado Bancorp, Inc. (the "Company"), a Colorado corporation which is the parent savings and loan holding company of First Federal Bank of Lakewood Colorado (the "Bank"), which may be issued from time to time by the Company to holders of options granted or to be granted by the Company to selected officers, directors, key employees, and other persons of the Company and any subsidiary of the Company pursuant to the First Colorado Bancorp, Inc. 1996 Stock Option Plan (the "Plan"). Holders of options granted or to be granted under the Plan (the "Options") are referred to herein as "Optionees." Each offer made under the Plan pursuant to this Prospectus is made at the price and on the terms and conditions contained in the stock option agreements entered into between the Company and each Optionee.

      This Prospectus is for use as of the date hereof and in subsequent years. Information which is likely to change from year to year will be included in appendices to this Prospectus.

      The issued and outstanding Common Stock of the Company is traded in the over-the-counter market, and transactions are reported on the Nasdaq National Market System under the symbol "FFBA." Shares of Common Stock which may be issued upon exercise of options granted or to be granted under the Plan, will also be traded on the Nasdaq National Market System. On October 18, 1996, the mean between the last reported bid and ask price of the Common Stock in the NASDAQ System was $15.125 per share.

--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                 The date of this Prospectus is October 24, 1996

      No person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

                          First Colorado Bancorp, Inc.
                             1996 Stock Option Plan

                                                                     Page

General Plan Information                                                1

Administration                                                          2

Purpose                                                                 2

Securities to be Offered                                                2

Eligibility to Participate in Plan                                      2

Purchases of Securities Pursuant to the Plan
 and Payment for Securities Offered                                     3

  Term of the Plan                                                      3
  Stock Option Agreements                                               3
  Option Price                                                          3
  Limitations on Grant of Options                                       4
  Option Period                                                         4
  Non-transferability                                                   4
  Conditions of Exercise                                                4
  Payment for Options                                                   5
  Cashless Exercise                                                     5
  Issuance of Common Stock                                              5
  Options Granted to Directors                                          5

Recapitalization, Merger, Consolidation, Change in
 Control and Similar Transactions                                       5

Amendment and Termination of the Plan                                   6

Restrictions on Resale                                                  6

Federal Income Tax Consequences                                         7

Annual Report to Shareholders                                           8

Additional Information                                                  8

Legal Opinion                                                           8

Appendix A                                                              A-1
  Administration                                                        A-1
  Number of Shares Subject to Plan                                      A-1
  Participation in the Plan                                             A-1
  Outstanding Awards                                                    A-1

                          First Colorado Bancorp, Inc.
                             1996 Stock Option Plan

General Plan Information
------------------------

      This Prospectus relates to 1,340,379 shares of the common stock ("Common Stock"), par value $.10 per share, of First Colorado Bancorp, Inc. (the "Company"), which will be offered upon exercise of options granted or to be granted under the First Colorado Bancorp, Inc. 1996 Stock Option Plan (the "Plan"). The Company became the sole shareholder of First Federal Bank of Colorado (the "Bank") on December 29, 1995.

      The Company was formed under the laws of the State of Colorado for the purpose of becoming a savings and loan holding company and became the parent corporation of First Federal Bank of Colorado (the "Bank") on December 29, 1995 at which time the Company acquired all of the shares of capital stock of the Bank. The Board of Directors of the Company adopted the Plan at its meeting on July 24, 1996. The Plan was approved by stockholders of the Company at its Meeting of Stockholders on July 24, 1996 (the "Effective Date"). The Plan is to continue in effect for a period of ten years from the Effective Date (i.e., July 24, 2006), unless earlier terminated or extended by the Company.

      Pursuant to the Plan, 1,340,379 shares of Common Stock were reserved for issuance by the Company upon exercise of Incentive Stock Options and/or Non-Incentive Stock Options (collectively referred to herein as "Options") awarded to officers, directors, key employees and other persons of the Company and any parent and subsidiary corporations. Options granted under the Plan may be either Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options not so qualifying ("Non-Incentive Stock Option").

      Subject to certain limitations, no gain or loss is recognized for federal income tax purposes by the recipient of Options (the "Optionee") under the Plan upon the exercise of an Incentive Stock Option, and no tax deduction is available to the Company as a result of the exercise. Upon the exercise of a Non-Incentive Stock Option, the Optionee generally recognizes ordinary income to the extent that the exercise price is less than the fair market value of the Common Stock on the date of exercise. The Company is entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the Optionee at the time of such income recognition. See "Federal Income Tax Consequences."

      The Plan is not qualified under Section 401(a) of the Code and it is exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended.

      The statements herein concerning the terms and provisions of the Plan are summaries and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Plan document as filed as
Exhibit 4.1 to the Registration Statement of which this Prospectus is a part.

      Additional updating and other information with respect to the Plan and the Common Stock offered hereby may be provided in the future to Optionees by means of one or more supplements or appendices to this Prospectus. Additional information about the Plan (including a copy of the Plan), plan administration, and the Company may be obtained at the Company's principal offices, which are located at 215 South Wadsworth Boulevard, Lakewood, Colorado 80226. The Company's telephone number is (303) 232-2121.

Administration
--------------

      The Plan is administered by a committee of the Company's Board of Directors (the "Committee"). The Plan provides that the Committee will consist of not less than three non-employee directors of the Company. The members of the Committee are appointed by the Board and serve at the pleasure of the Board. Members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3 promulgated under Rule 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). A majority of the entire Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee.

      Subject to the express provisions of the Plan and resolutions adopted by the Board, the Committee has authority to interpret the Plan, to prescribe, amend, and rescind the rules and regulations relating to the Plan, and to determine the form and content of Options to be issued under the Plan. In addition, the Committee is authorized to make all other determinations deemed necessary or advisable for the administration of the Plan and shall have and may exercise such other power and such authority as may be delegated to it by the Board from time to time. All decisions, determinations, and interpretations of the Committee shall be final and conclusive to all persons affected thereby.

      Additional information about the Plan and the Committee may be obtained from the Company at the address of the Company listed under "General Plan Information." For a list of the current members of the Committee, see "Administration" at Appendix A.

Purpose
-------

      The  purpose of the Plan is to promote  the  interests  of the  Company by attracting and retaining the best available personnel for positions of substantial responsibility to serve as officers, directors, and key employees of the Company and to provide additional incentive to such officers, directors, and key employees of the Company to promote the success of the Company's business.

Securities to be Offered
------------------------

      The aggregate number of shares of Common Stock which may be issued pursuant to Options granted or to be granted under the Plan is 1,340,379 shares, subject to certain adjustments for changes in the capital structure of the Company, as described below. See "Recapitalization, Merger, Consolidation, Change in Control and Similar Transactions." Any shares subject to an Option under the Plan which expire or are terminated unexercised will again be available for issuance under the Plan.

Eligibility to Participate in Plan
----------------------------------

      Options to purchase Common Stock under the Plan may be awarded to officers, directors, key employees, and other persons of the Company, the Bank, and any present or future parent or subsidiary corporations. Incentive Stock Options may only be granted to employees of the Company, the Bank, and any of their parent or subsidiary corporations. In selecting participants under the Plan (the "Participants") and in determining the number of Options to be granted to each Participant, the Committee may consider the nature of the services rendered by each Participant, each Participant's current and potential contribution to the Company, and such other factors as the Committee, in its sole discretion, shall deem relevant.

      For a description of the number of persons currently eligible to participate in the Plan and the number of persons actually participating in the Plan, see "Participation in the Plan" at Appendix A.

Purchases of Securities Pursuant to the Plan and Payment for Securities Offered
-------------------------------------------------------------------------------

      Term of the Plan. The Plan was effective July 24, 1996, and unless previously terminated, the Plan shall continue in effect for a term of ten years, after which no further Options may be granted. The future expiration of the Plan, or its termination by the Board, will not affect any Option previously granted.

      Stock Option Agreements. The Options granted under the Plan are evidenced by stock option agreements (the "Option Agreements") substantially in the form of the Option Agreements filed as exhibits to the Registration Statement of which this Prospectus is a part. Each Option Agreement, and any amendment thereto, will contain terms and conditions consistent with the requirements of the Plan as the Committee shall determine. The Option Agreements shall constitute the only form of reports which Participants shall receive related to the status of Options granted or which are exercisable under the Plan. The Plan provides that the Board of Directors of the Company may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Option, provided that no such modification, extension or renewal shall confer on the Optionee any right or benefit which could not be conferred by the grant of a new Option at such time, and shall not materially decrease the Optionee's benefits under the Option without the Optionee's consent, except as provided under Section 18 of the Plan, which permits amendment of the Plan. See "Amendment and Termination of the Plan."

      Option Price. The exercise price for the purchase of shares subject to an Incentive Stock Option at the date of grant may not be less than 100 percent (100%) of the fair market value of the shares covered by the Incentive Stock Option on that date. If an Optionee owns Common Stock representing more than ten percent of the outstanding Common Stock at the time an Incentive Stock Option is granted, then the Option Price shall not be less than 110 percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted. No more than $100,000 of Incentive Stock Options can become exercisable for the first time in any one year for any one person. Pursuant to the Plan, the exercise price per share for Non-Incentive Stock Options shall be such price as the Committee may determine in its sole discretion. The exercise price of Options must be paid for in full in cash or shares of Common Stock, or a combination of both.

      If the Common Stock is listed on a national securities exchange at the time of granting an Incentive Stock Option, then the exercise price per share shall be not less than the average of the highest and lowest selling price on such exchange on the date such Incentive Stock Option is granted; or if there were no sales on said date, then the price shall be not less than the mean between the bid and ask price on such date. If the Common Stock is traded otherwise than on a national securities exchange at the time of the granting of an Incentive Stock Option, then the exercise price per share shall be not less than the mean between the bid and ask price on the date the Incentive Stock Option is granted or, if there is no bid and ask price on said date, then on the immediately next business day on which there was a bid and ask price. If no such bid and ask price is available, then the exercise price per share shall be determined by the Committee.

      Limitations on Grant of Options. Except as may be specifically provided by the terms of the Plan, the granting of Options is made at the sole discretion of the Committee. Further, the aggregate Fair Market Value of the Common Stock for which an employee may be granted Incentive Stock Options which become first exercisable in any calendar year may not exceed $100,000. Notwithstanding the foregoing limitation, the Committee may grant Options in excess of this limitation, provided said Options are clearly and specifically designated as not being Incentive Stock Options, as defined in Section 422 of the Code.

      Option Period. The term of exercisability of an Option granted under the Plan shall be established by the Committee, but may not be for more than ten years from the date of grant of the Option, except in the case of an Optionee who owns stock representing more than 10% of the Common Stock outstanding at the time an Incentive Stock Option is granted, the term of the Incentive Stock Option shall not exceed five years from the date of the grant. In general, Options will not be exercisable after the expiration of their term as set forth in the Plan and/or an Option Agreement.

      In the event that an Optionee ceases to serve as an employee of the Company for any reason other than permanent and total disability or death, an exercisable Incentive Stock Option will generally continue to be exercisable for three months but in no event after the expiration date of the Option. In the event of the permanent and total disability or death of an Optionee during such service, an exercisable Incentive Stock Option will continue to be exercisable for one year in the case of disability and two years in the case of death, to the extent exercisable by the Optionee immediately prior to his or her permanent and total disability or death, but in no event after the expiration date of such Options. The terms and conditions of Non-Incentive Stock Options relating to the impact of an Optionee's termination of employment, permanent and total disability or death shall be such terms as the Committee, in its sole discretion, shall determine at the time of termination, unless specifically provided for by the terms of an Option Agreement at the time of grant of the Option.

      Under the Plan, the Committee's determination regarding whether an Optionee's employment has ceased, and the effective date thereof shall be final and conclusive on all persons affected thereby. A total of six months must elapse between the date of grant of an Option and the date of the sale of Common Stock received through the exercise of such Option.

     Non-transferability. No Option granted under the Plan is transferable other than by will or the laws of descent and distribution.

      Conditions of Exercise. Options may be exercised only during the periods specified in the Plan or the Option Agreement, certain information as to which is provided above (see "Option Period"). Except as described above and as may be limited by an Option Agreement, there is no limitation upon the number of Options that may be exercised in any one year, and Options not exercised in any one year may be exercised in subsequent years over the term of the Option. The Committee may impose additional conditions upon the rights of an Optionee to exercise any Option which are not inconsistent with the terms of the Plan, and in the case of Incentive Stock Options, not inconsistent with the requirements for qualification under Section 422 of the Code. Incentive Stock Options will be first exercisable at the rate as specifically set forth in the Optionee's Option Agreement.

      Payment for Options. Under the Plan, full payment for each share of Common Stock purchased upon the exercise of any Option shall be made at the time of exercise of such Option and shall be paid in cash (in United States dollars), Common Stock, or a combination of cash and Common Stock.

Common Stock utilized in full or partial payment of the exercise price shall be valued at its fair market value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No shares of Common Stock shall be issued until full payment therefore has been received by the Company, and no Optionee shall have any of the rights of a shareholder of the Company until the shares of Common Stock are issued to him or her.

      Cashless Exercise. An Optionee who has held an Option for at least six months may engage in the "cashless exercise" of the Option. In a cashless exercise, an Optionee gives the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Company to pay the Option price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, he can give the Company written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option price plus any applicable withholding taxes to the Company.

      Issuance of Common Stock. Shares issued to Optionees upon exercise of Options may be either authorized but unissued shares or treasury shares. In either case, the Optionee shall not pay any fees, commissions, or other charges for such Common Stock other than the exercise price as stated in the Option Agreement. Cash proceeds from the sale of Common Stock issued pursuant to the exercise of Options will be added to the general funds of the Company to be used for general corporate purposes. Shares of Common Stock shall not be issued with respect to any Option granted under the Plan unless the issuance and delivery of such Common Stock shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "1933 Act"), the rules and regulations promulgated thereunder, any applicable state securities law, and the requirements of any stock exchange upon which the Common Stock may then be listed.

      Inability of the Company to obtain approval from any regulatory body or authority deemed by the Company or counsel thereto to be necessary for the lawful issuance and sale of any Common Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such Common Stock. As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from any additional registration requirements of federal or state securities laws.

      Options Granted to Directors. Non-Incentive Stock Options to purchase 12,000 shares of Common Stock will be granted to each non-employee director of the Company as of the Effective Date (excluding director Polly Baca), at an exercise price equal to the fair market value of the Common Stock on such date of grant. The Options will be first exercisable at the rate of 20% following one year after the date of grant and 20% annually thereafter, during periods of continued service as a director or director emeritus. Thereafter, such Options shall remain exercisable for ten years from the date of grant. The exercisability of such Options shall be accelerated in the event of death or the permanent and total disability of the Optionee or upon a Change in Control of the Company, absent regulatory objection to such accelerated vesting at such time. In the event of such directors' death, such Options may be exercised by the personal representative of his estate or person(s) to whom his rights under such Options shall have passed by will or by laws of descent and distribution. Unless otherwise inapplicable, or inconsistent with the provisions of this paragraph, the Options to be granted to directors hereunder shall be subject to all other provisions of the Plan.

Recapitalization,   Merger,  Consolidation,   Change  in  Control,  and  Similar
--------------------------------------------------------------------------------
Transactions
------------

      Subject to any required action by the shareholders of the Company, within the sole discretion of the Committee, the aggregate number of shares of Common Stock for which Options may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Option and the exercise price per share of Common Stock of each Option shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without a receipt of consideration by the Company (other than by shares held by dissenting stockholders).

      In the event of any change in control, recapitalization, merger, consolidation, exchange of shares, spin-off, reorganization, tender offer, liquidation, or other extraordinary corporate action, the Committee, in its sole discretion, shall have the power, prior to or subsequent to such action or events, to (i) appropriately adjust the number of shares of Common Stock subject to each Option, the exercise price per share of Common Stock, and the consideration to be given or received by the Company upon the exercise of any outstanding Options; (ii) cancel any or all previously granted Options, providing that appropriate consideration is paid to the Optionee in connection therewith; and/or (iii) make such other adjustments in connection with the Plan as the Committee, in its sole discretion, deems necessary, desirable, appropriate, or advisable. However, no action may be taken by the Committee which would cause Incentive Stock Options granted pursuant to the Plan to fail to meet the requirements of Section 422 of the Code.

      The Committee has at all times the power to accelerate the exercise date of all Options granted under the Plan. In the case of any change in control of the Company as determined by the Committee, all outstanding options shall become immediately exercisable. A change in control is defined in the Plan as: (i) the execution of an agreement for the sale of all, or a material portion, of the assets of the Company; (ii) the execution of an agreement for merger or recapitalization whereby the Company is not the surviving entity; (iii) a change of control of the Company as otherwise defined by the Office of Thrift Supervision ("OTS") or its regulations; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of Section 13(d) of the 1934 Act and rules and regulations promulgated thereunder) of 25% or more of the outstanding voting securities of the Company by any person, trust, entity or group. This limitation shall not apply to a transaction in which the purchase of shares by underwriters in connection with a public offering of Common Stock, or the purchase of shares of up to 25% of any class of securities of the Company by a tax-qualified employee stock benefit plan. The determination of the Committee as to whether a change in control has occurred shall be conclusive and binding.

Amendment and Termination of the Plan
-------------------------------------

      The Board of Directors may alter, suspend, or discontinue the Plan, except that no action of the Board may increase the maximum number of shares permitted to be optioned under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility for participation in the Plan unless such action of the Board shall be subject to approval or ratification by the shareholders of the Company. Unless otherwise terminated by the Board of Directors, the Plan shall continue in effect for a term of ten years from the Effective Date, after which no future awards of Options may be granted.

Restrictions on Resale
----------------------

      Unless specifically included as a term and condition of any Option, there are no restrictions on the resale of Common Stock acquired upon the exercise of Options. The Plan permits the Committee to provide as a condition to the exercise of an Option that the shares acquired upon the exercise of such Options may be subject to a "Right of Repurchase" by the Company. At this time, the Company has no intention to grant Options subject to such "Right of Repurchase." Shares of Common Stock, however, may be resold only in compliance with the registration requirements of the 1933 Act, and applicable state securities laws.

      Under the 1933 Act, affiliates of the Company generally may resell shares of Common Stock purchased pursuant to the Plan only (i) in accordance with the provisions of Rule 144 under the 1933 Act, or (ii) pursuant to an applicable current and effective registration statement under the 1933 Act.

      As defined in Rule 405 under the 1933 Act, an affiliate of the Company is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company. The determination of whether a person is an affiliate of the Company is primarily a factual one based upon whether he possesses, directly or indirectly, individually or in concert with others, the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting stock, by executive position, by membership on the Board, by contract or otherwise. Therefore, each Optionee should consult his counsel concerning whether he is an affiliate of the Company and the attendant restrictions on the resale under the 1933 Act of Common Stock acquired pursuant to the Plan.

      In addition, the receipt of an Option to purchase Common Stock by an officer or director of the Company, or the beneficial owner of 10% or more of the outstanding Common Stock, is a reportable transaction under Section 16 of the 1934 Act, and Forms 3, 4, or 5 are required to be filed with the Securities and Exchange Commission in connection with such transaction. The sale by an officer, director, or 10% holder of Common Stock issued upon an exercise of an Option within six months after the receipt of such Option may create liability of such persons to the Company under the "short-swing profit" provisions of
Section 16(b) of the 1934 Act.

Federal Income Tax Consequences
-------------------------------

      Under present federal tax laws, awards under the Plan will have the following consequences:

      1. The grant of an Option will not by itself result in the recognition of taxable income to the Optionee nor entitle the Company to a deduction at the time of such grant.

      2. The exercise of an Option which is an "Incentive Stock Option" within the meaning of Section 422 of the Code generally will not, by itself, result in the recognition of taxable income to the Optionee nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the Option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax for the Optionee. The Optionee will recognize capital gain or loss upon resale of the shares received upon such exercise, provided that such shares are held for at least one year after the Option exercise or two years after the grant of the Incentive Stock Option, whichever is later. Generally, if the shares are not held for that period, the Optionee will recognize ordinary income upon disposition in an amount equal to the difference between the exercise price and the fair market value on the date of exercise, or, if less, the sales proceeds of the shares acquired pursuant to the exercise of such Incentive Stock Option.

      3. The exercise of a Non-Incentive Stock Option will result in the recognition of ordinary income by the Optionee on the date of exercise in an amount equal to the difference between the Option exercise price and the fair market value, on the date of exercise, of the shares acquired pursuant to the exercise of such Non-Incentive Option.

      4. The Company will be allowed a tax deduction for federal tax purposes equal to the amount of ordinary income recognized by an Optionee at the time the Optionee recognizes such ordinary income under either an Incentive Stock Option or a Non- Incentive Stock Option .

      The foregoing provides only a general summary of the federal income tax consequences applicable to Optionees under the Plan. Each Optionee is urged to consult his or her own tax advisor for information regarding applicable federal and state tax consequences.

Annual Report to Shareholders
-----------------------------

      The Company's financial statements for the period ended December 31, 1995, as contained in the Company's Annual Report on Form 10-K are incorporated herein by reference. In the future, the Company's latest Annual Report to Stockholders, including financial statements, will be mailed to all stockholders of record as of the close of business on such record date. Any person wishing to receive a copy of the Annual Report to Stockholders may obtain a copy by writing the Company at the address set forth below under "Additional Information."

Additional Information
----------------------

      Additional updating information with respect to the Common Stock and the Plan covered herein may be provided in the future to Participants under the Plan by means of appendices to this Prospectus. The nature and frequency of any reports to be made to Participants as to their participation in the Plan will be determined by the Committee.

      The Company upon written or oral request, will provide without charge to any person to whom this Prospectus is delivered: a copy of the Plan, a copy of its latest Annual Report to Stockholders (when available) and a copy of any and all of the documents that have been incorporated by reference in Item 3 of Part II of the Registration Statement of which this Prospectus is a part, and that such documents are deemed incorporated by reference in this 1933 Act Section 10(a) Prospectus. Further, other documents required to be delivered to Participants as specified in Item 9 of Part II of the Registration Statement are available upon request. Any such request can be oral or in writing and should be addressed to the Corporate Secretary, 215 South Wadsworth Boulevard, Lakewood, Colorado 80226. The Registrant's telephone number is (303) 232-2121.

Legal Opinion
-------------

      The validity of the Common Stock offered hereby has been passed on for the Company by Malizia, Spidi, Sloane & Fisch, P.C., 1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005.

                                   APPENDIX A

                        ADDITIONAL INFORMATION CONCERNING
                                       THE
                          FIRST COLORADO BANCORP, INC.
                             1996 STOCK OPTION PLAN
                           (As of September 30, 1996)

Administration
--------------

      The Board has appointed Directors Hayden, Nicholl, and Burkholder as members of the Committee responsible for administration of the First Colorado Bancorp, Inc. 1996 Stock Option Plan (the "Plan"). Grants of Options may be made under the Plan by the Committee.

Number of Shares Subject to Plan
--------------------------------

      On September 30, 1996, Options covering 1,319,000 shares of Common Stock were outstanding, which were previously granted at an average exercise price of $13.5625 per share. As of the date of this Appendix A, 21,379 shares of Common Stock remain issuable under the Plan, which provides for the issuance of Options for a total of 1,340,379 shares of Common Stock.

Participation in the Plan
-------------------------

      As of September 30, 1996, the Company and its subsidiaries had approximately 450 employees who, in the opinion of the Company's management, are eligible to participate in the Plan. Of such persons, as of September 30, 1996, 46 non-executive employees held outstanding Incentive Stock Options to purchase 840,000 shares of Common Stock, seven (7) executive officers held Incentive Stock Options to purchase 258,055 shares of Common Stock and Non-Incentive Stock Options to purchase 136,945 shares of Common Stock. Additionally, Non-Incentive Stock Options to purchase 12,000 shares of Common Stock each were held by six non-employee members of the Board of the Company and the estate of a deceased non-employee director.

Outstanding Awards
------------------

      The following table presents information with respect to the outstanding Options under the Plan as of the date of this Appendix A.


                                                                                  Average
                         Number of Shares Presently      Number of Persons    Exercise Price
 Date of Award              Subject to Options           Holding Awards          Per Share
 -------------              ------------------           --------------          ---------

July 24, 1996                   1,319,000                       60               $13.5625

Total Awards Outstanding        1,319,000                       60               $13.5625


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference
--------------------------------------------------------

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at present rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.

            The following documents filed with the Commission are incorporated by reference in this Registration Statement and the Prospectus constituting Part I of this Registration Statement:

     (1) The Company's Registration Statement on Form S-1 (No. 33-97228) filed with the Commission on September 21, 1995 and amendments thereto;

     (2) The Company's Registration Statement on Form 8-A as filed with the Commission on November 1, 1995;

     (3) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the Commission;

     (4) The Company's Quarterly Reports on Form 10-Q for the period ended March 31, 1996, and June 30, 1996 as filed with the Commission; and

     (5) Information as to the Options which will be included in the future either in the Company's proxy statements, annual reports, or appendices to this Prospectus.

       All documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the 1934 Act after the date hereof and prior to the termination of the offering of the shares of Common Stock shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

       Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

       Not applicable.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

       Section 7-109-103 of the Colorado Business Corporation Act ("CBCA") provides for mandatory indemnification, if a director or officer of a corporation is successful on the merits or otherwise, in defense of any proceeding, whether third party or derivative.

       Colorado law allows a corporation to indemnify its directors, officers, employees, fiduciaries and agents against expenses (including attorneys' fees), judgements, fines, and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding if that person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. In the case of a shareholder derivative suit, the person will be indemnified if he was not adjudged liable or, in the case of any other proceeding, the person was not adjudged liable for receiving an improper personal benefit. (CBCA ss.7-109-102). Indemnification in a shareholder derivative action is limited to reasonable expenses. With respect to any criminal action or proceeding, a person will be indemnified if that person did not have reasonable cause to believe that his conduct was unlawful. (CBCA ss.7-109-102(1)).

       Colorado law also allows for indemnification in actions or proceedings even if the person to be indemnified was adjudged to be liable or did not meet the standards for indemnification as described above. Indemnification must be determined by the same court that adjudged such person liable or another court of competent jurisdiction. Only directors and officers are entitled to apply for mandatory indemnification (CBCA ss.7-109-105, ss.7-109-107).

       Colorado requires that indemnification payments (other than court ordered payments and advancement of expenses) may be made only on a case-by-case basis (CBCA ss.7-109-106). Advance payments may be made covering expenses if the individual to be indemnified furnishes the corporation with a written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification and undertakes to repay such payments if indemnification is later determined to not be available to that individual. (CBCA ss.7-109-104).

       The aforementioned indemnification provisions under Colorado law are non-exclusive. Indemnification of directors of a Colorado corporation is governed by statute but a Colorado corporation may grant additional or greater indemnification rights to officers, employees, fiduciaries and agents through its bylaws, or through an agreement, a vote of shareholders, or a vote of disinterested directors, both as to action in a person's official capacity, and as to action in another capacity while holding office (CBCA ss.53-11-4.1(G)). A Colorado corporation may also have the power to purchase insurance or other similar protection against liability whether or not the person was entitled to indemnification as described in the section above (CBCA ss.7-109-107).

       The articles of incorporation of a corporation organized under the law of Colorado may also contain a provision which may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty. However, no such provision can eliminate or limit a director's liability for (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) for any transaction from which the director derives an improper personal benefit (CBCA ss.7-108-401).

       The Colorado law also states that no director or officer will be personally liable for any injury to a person or party unless the director or officer was personally involved in the situation giving rise to the litigation or the director or officer committed a criminal offense in connection with the situation (CBCA ss.7-108-402).

       With respect to the performance of a director's duty, Colorado allows a director to rely in good faith on opinions, information, reports and financial data presented to him by officers or employees of the company, counsel and accountants as to matters which the director reasonably believes to be in the expert competence of such person, and committees of the board on which the director does not serve (CBCA ss.7-108-401).

       Colorado directors have additional protection from liability from the "conflicting interest transaction" provisions of Colorado law which state that no loan, contract, or transaction between a corporation and a director will be voidable, enjoined, set aside or give rise to an award of damages in a proceeding by shareholders, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest or solely because the director is present at or participates in the meeting of the corporation's board of directors or of the committee of the board of directors which authorizes, approves, or ratifies the conflicting interest transaction or solely because the director's vote is counted for such purpose if the director's interest was disclosed to the board of directors or shareholders of the corporation (if shareholders are entitled to vote on the transaction) and the transaction is fair to the corporation at the time it is approved. (CBCA ss.7-108-501)

       The registrant believes that these provisions assist the registrant in, among other things, attracting and retaining qualified persons to serve the registrant and its subsidiary. However, a result of such provisions could be to increase the expenses of the registrant and effectively reduce the ability of stockholders to sue on behalf of the registrant since certain suits could be barred or amounts that might otherwise be obtained on behalf of the registrant could be required to be repaid by the registrant to an indemnified party.

       The Company has in force a Directors and Officers Liability Policy underwritten by CNA Insurance, Inc. with a $5.0 million aggregate limit of liability and an aggregate deductible of $500,000 per loss both for claims directly against officers and directors and for claims where the Company is required to indemnify directors and officers.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unforceable.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

       Not applicable.

Item 8.  Exhibits
-----------------

       For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings
---------------------

       (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the Securities Act of 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, First Colorado Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Lakewood in the State of Colorado, on the 24th day of October 1996.

                                        First Colorado Bancorp, Inc.

                                        By: /s/ Malcolm E. Collier, Jr.
                                            ------------------------------------
                                            Malcolm E. Collier, Jr.
                                            President, Chief Executive Officer,
                                            and Chairman of the Board
                                            (Duly Authorized Representative)

                                POWER OF ATTORNEY

       We, the undersigned directors and officers of First Colorado Bancorp, Inc., do hereby severally constitute and appoint Malcolm E. Collier, Jr. our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Malcolm E. Collier, Jr. may deem necessary or advisable to enable First Colorado Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Malcolm E. Collier, Jr. shall do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:    /s/ Malcolm E. Collier, Jr.              By: /s/ Brian L. Johnson
       -----------------------------------          -------------------------------------
       Malcolm E. Collier, Jr.                      Brian L. Johnson
       President, Chief Executive Officer,          Treasurer and Chief Financial Officer
       and Chairman of the Board                    (Principal Financial and Accounting
       (Principal Executive Officer)                Officer)

Date:  October 24, 1996                         Date: October 24, 1996


By:    /s/ John J. Nicholl                      By: /s/ Robert T. Person, Jr.
       -----------------------------------          --------------------------------------
       John J. Nicholl                              Robert T. Person, Jr.
       Director                                     Director

Date:  October 24, 1996                         Date: October 24, 1996


By:    /s/ Leeon E. Haydon                      By: /s/ E. William Foerster, Jr.
       -----------------------------------          ----------------------------
       Leeon E. Haydon                              E. William Foerster, Jr.
       Director                                     Director

Date:  October 24, 1996                         Date:  October 24, 1996


By:    /s/ James R. Wexels                      By: /s/ Polly Baca
       -----------------------------------          ----------------------------
       James R. Wexels                              Polly Baca
       Director                                     Director

Date:  October 24, 1996                         Date: October 24, 1996


By:    /s/ Stephen Burkholer
       -----------------------------------
       Stephen Burkholder
       Director

Date:  October 24, 1996

                                INDEX TO EXHIBITS

Exhibit                           Description
-------                           -----------

 4.1              First Colorado Bancorp, Inc. 1996 Stock Option Plan

 4.2 Form of Stock Option Agreement to be entered into with respect to Incentive Stock Options

 4.3 Form of Stock Option Agreement to be entered into with respect to Non-Incentive Stock Options

 5.1 Opinion of Malizia, Spidi, Sloane & Fisch, P.C. as to the validity of the Common Stock being registered

 23.1 Consent of Malizia, Spidi, Sloane & Fisch, P.C. (appears in their opinion filed as Exhibit 5.1)

 23.2             Consent of Independent Accountants

 24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein